Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103754) pertaining to The Timken Company Savings Plan for Torrington Bargaining Associates of The Timken Company of our report dated June 20, 2008, with respect to the financial statements and schedule of The Timken Company Savings Plan for Torrington Bargaining Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Cleveland, Ohio
June 20, 2008